Exhibit 2(a)(1)

                            CERTIFICATE OF FORMATION

                                       OF

                            MEZZACAPPA PARTNERS, LLC



                  The undersigned, an authorized person for the purpose of forming a limited liability company under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:
                  FIRST: The name of the limited liability company (hereinafter called the "limited liability company") is MEZZACAPPA PARTNERS, LLC.
                  SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are: Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

Executed on April 1, 2005





                                             /S/ BARRY BREEN
                                             ---------------
                                              Barry E. Breen, Authorized Person